Exhibit 99.1

Media:	Investors:
Will Flower	Ed Lang
(954) 769-6392	(954) 769-3591
or
James P. Zeumer	Tod Holmes
(480) 627-2785	(954) 769-2387

For Both:
Chuck Burgess
The Abernathy MacGregor Group
(212) 371-5999
REPUBLIC SERVICES AND ALLIED WASTE COMPLETE MERGER TO
FORM LEADING ENVIRONMENTAL SERVICES COMPANY
Fort Lauderdale, Fla. and Phoenix (December 5, 2008) — Republic Services, Inc. (NYSE: RSG) and Allied Waste Industries, Inc. (NYSE: AW) today announced that they have completed their merger to create one of the nation’s leading waste and environmental services providers. The combined company, which will be based in Phoenix, is named Republic Services, Inc. and trades under the ticker symbol “RSG” on The New York Stock Exchange. As of the close of market on December 5, Allied Waste stock will be delisted and will no longer trade on the NYSE.
The merger creates a company with expected pro forma annual revenue of approximately $9 billion and a total market capitalization of approximately $8 billion. The combined company has more than 35,000 employees serving more than 13 million customers in 40 states and Puerto Rico. The company is expected to generate more than $150 million in pre-tax annual synergies by 2011.
“Today marks an exciting new beginning for Republic Services and the entire environmental services industry,” said Jim O’Connor, Chairman and Chief Executive

Officer of Republic Services. “We are looking forward to combining the best practices, complementary assets and experienced executives from two great companies to enhance our leadership position. This is an outstanding opportunity for us to better serve our customers, provide enhanced opportunities to our employees and create shareholder value.”
Don Slager, President and Chief Operating Officer of Republic Services and former President and Chief Operating Officer of Allied, added, “We have the strategy, people and resources in place to rapidly realize the value of the transaction for customers, shareholders and employees. Our integration teams have worked very hard to prepare for this day, and we have thorough plans in place to ensure our customers and employees experience a seamless transition.”
Transaction Terms
Under the terms of the agreement, Allied shareholders will receive 0.45 shares of Republic common stock for each share of Allied common stock held. Republic is issuing approximately 196 million shares of common stock to Allied shareholders, representing approximately 52% ownership of the combined company. In connection with the transaction, Republic has put in place a new unsecured senior credit facility. The existing senior notes of both Republic and Allied will remain outstanding. Republic’s unsecured corporate credit and all of the senior notes have been assigned investment grade ratings.
James E. O’Connor continues as Chairman and Chief Executive Officer of the combined company, while Don Slager has become President and Chief Operating Officer. Tod Holmes continues as the company’s Chief Financial Officer.
The Board of Directors of the combined company will consist of 11 members, including Mr. O’Connor, five independent directors from the former Republic board of directors and five independent directors from the former Allied board of directors.

Merrill Lynch & Co. acted as financial advisor to Republic Services. Akerman Senterfitt, DLA Piper US LLP and Wachtell Lipton Rosen & Katz served as legal advisors to Republic Services. UBS Investment Bank acted as financial advisor to Allied Waste. Mayer Brown LLP served as legal advisor to Allied Waste.
About Republic Services, Inc.
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Information Regarding Forward-Looking Statements
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks, uncertainties, and other factors that may cause actual results to differ materially from expectations expressed in such forward-looking statements, many of which are beyond the control of Republic. Such risks, uncertainties and other factors include: regulatory and litigation matters and risks, legislative developments, changes in tax and other laws, the effect of changes in general economic conditions, risks that the combined company may not achieve anticipated synergies or that the acquisition may not be accretive to earnings in the anticipated time frame, or at all, risks that the combined company may not generate expected cash flows, as well as risks relating to the business and operations of Republic included in its filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating our forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the parties hereto undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.
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